Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 2, 2021, with respect to the consolidated financial statements of Nextdoor, Inc. included in the proxy statement/prospectus of Khosla Ventures Acquisition Co. II that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-258033) and Prospectus of Khosla Ventures Acquisition Co. II for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California October 1, 2021